AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this "Amendment") is entered into as of June 17, 2022, and is effective as of March 2, 2022, by and between GT Biopharma, Inc., a Delaware corporation ("Parent"), and Michael Breen ("Executive").

RECITALS

A. Parent and Executive are parties to that certain Employment Agreement dated to be effective as of November 8, 2021 (the "Agreement").

B. Parent and Executive desire to amend certain provisions of the Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and Executive agree as set forth below.

1. Amendments to Section 1 of the Agreement.

1.1 The first sentence of Section 1 of the Agreement is hereby amended to read as follows:

> "Executive shall be employed by Parent and each of its subsidiaries as its Executive Chairman of the Board reporting to Parent's Board of Directors, and as its Interim Chief Executive Officer until such time as Parent hires a permanent Chief Executive Officer (at which time Executive shall cease serving as the Interim Chief Executive Officer of Parent and each of its subsidiaries) reporting to Parent's Board of Directors."

1.2 The second sentence of Section 1 of the Agreement is hereby amended to read as follows:

"Executive shall perform his duties from the United Kingdom or such other location outside the United Kingdom and the United States as he shall in his discretion deem appropriate".

1.3 The third sentence of Section 1 of the Agreement is hereby amended to read as follows:

> "These duties of Executive under this Agreement shall include all those duties customarily performed by a company's Executive Chairman of the Board, and for so long as Executive serves as Interim Chief Executive Officer, a company's Chief Executive Officer, as well as providing advice and consultation on general corporate matters and other projects as may be assigned by Parent's Board of Directors on an as needed basis."

Please acknowledge your acceptance and understanding of this Amendment by signing and returning it to the undersigned. A copy of this signed Amendment will be sent to you for your records.

AGREED:

GT BIOPHARMA, INC.

Manu Ohri

BY: Manu Ohri
TITLE: Chief Financial Officer

MICHAEL BREEN

Michael Breen